SECURITY AND EXCHANGE COMMISSION
                              Washingtion, D. C.  20549


                                     FORM 8-K

                 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                                EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  November 25, 1996


                        ADVANCED ENVIRONMENTAL SYSTEMS, INC.
              (Exact name of registrant as specified in its charter)

     New York                         0-19013                 84-1059226
(State or other                      Commission             I.R.S. Employer
 jurisdiction of incorporation)      File Number          Identification No.)

730 17th Street, Ste. 712
Denver, Colorado                                           80202
(Address of principal executive offices)                 (Zip Code)


                               (303) 571-5564
             (Registrant's telephone number, including area code)

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                      ADVANCED ENVIRONMENTAL SYSTEMS, INC.

ITEM 5.  OTHER EVENTS

The Company has filed claims for federal and state tax refunds in the approximate amount of $458,000 and $13,700, respectively. On November 25, 1996, the Company obtained a loan from Carylyn K. Bell in the amount of $425,000 secured by the claims for the federal tax refunds. The loan, which bears interest at the prime rate from time to time by Key Bank Denver plus 2%, is due and payable on March 25, 1997; provided, however, that the Company is required to apply the proceeds of the federal tax refunds to reduce its loan obligations. The Company also agreed to pay Ms. Bell on the maturity of the loan a fee equal to 2.5% of the original principal amount of the loan and an additional 2% fee on any portion or all of the loan not repaid by January 25, 1997. Ms. Bell is a significant shareholder of the Company and the wife of J. Daniel Bell, the President and a director of the Company and a director of the Company's wholly-owned operating subsidiary, International Catalyst, Inc.("INCAT"). In addition, Ms. Bell is a significant shareholder of Industrial Services Technologies, Inc. ("IST"), the majority shareholder of the Company, of which Mr. Bell also is a director. Mark M. King, the brother of Ms. Bell, also is a director of IST and of INCAT. IST provided an unsecured Guaranty of the loan. The Company believes that the terms of the loan from Ms. Bell are commercially reasonable and at least as favorable as could have been obtained in an arm's length transaction.

The Company's Quarterly Reported on Form 10-Q for the Period ended
September 30, 1996, described, among other things, the notification which INCAT had received from a financial institution that its line of credit would be terminated effective November 30, 1996. On November 27, 1996,
INCAT and the financial institution entered into a Forbearance Agreement, pursuant to which the financial institution agreed to extend the line of credit to December 31, 1996 and to refrain from exercising any of its rights or remedies under its loan agreement with INCAT due to its failure at September 30, 1996 to meet certain financial loan covenants. The financial institution also agreed to continue to fund against accounts receivable from BASF in excess of the concentration limits in the loan agreement. The Forbearance Agreement adjusted the interest rate payable by INCAT to the index rate charged from time to time by the financial institution plus 2% which, at November 27, 1996 is 10.25% per annum.

INCAT has received and is reviewing a preliminary non-binding proposal from another financial institution for an Accounts Receivable Revolving Purchase Facility ("Revolver") under which the financial institution would purchase Accounts Receivables in aggregate outstanding amount of up to $2,500,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits

            (a) Loan Agreement dated November 25, 1996 by and between Advanced Environmental Systems, Inc. and Carylyn K. Bell.
            (b) Promissory Note dated November 25, 1996 in the amount of $425,000 from Advanced Environmental Systems, Inc.
                 to Carylyn K. Bell.
            (c) Security Agreement dated November 25, 1996 by and between Advanced Environmental Systems, Inc. and Carylyn K. Bell.
            (d) Guaranty dated November 25, 1996 by Industrial Services Technologies, Inc. and for the benefit of Carylyn K. Bell.

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                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ADVANCED ENVIRONMENTAL SYSTEMS, INC.
                                               (Registrant)


Date:  December 11, 1996            By: /s/ Alfred O. Brehmer
                                       Alfred O. Brehmer, Secretary-Treasurer